Exhibit 99.1

GRAHAM HOLDINGS COMPANY DECLARES SPIN-OFF DIVIDEND
OF CABLE ONE SHARES

Record and Distribution Dates and Final Distribution Ratio Announced

ARLINGTON, VA—June 4, 2015—Graham Holdings Company (NYSE: GHC) today announced the timing and details regarding the spin-off of Cable ONE.

The Graham Holdings board of directors has approved the final distribution ratio and declared a pro rata dividend of the outstanding shares of Cable ONE common stock, which will result in the complete legal and structural separation of the two companies. The distribution is subject to the satisfaction or waiver of certain conditions.

On the distribution date of July 1, 2015, Graham Holdings shareholders of record as of 5:00 p.m. on June 15, 2015, the record date for the distribution, will receive one share of Cable ONE common stock for each share of Graham Class A and Class B common stock they hold on the record date.

No action or payment is required by Graham Holdings shareholders to receive the shares of Cable ONE common stock. Shareholders who hold Graham Class A or Class B common stock on the record date will receive a book-entry account statement reflecting their ownership of Cable ONE common stock or their brokerage account will be credited with the Cable ONE shares. An Information Statement containing details regarding the distribution of the Cable ONE common stock and Cable ONE’s business and management following the Cable ONE spin-off will be mailed to Graham Holdings shareholders prior to the distribution date.

For U.S. federal income tax purposes, Graham Holdings U.S. shareholders (other than those subject to special rules) generally should not recognize gain or loss as a result of the distribution of Cable ONE shares. Graham Holdings shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the Cable ONE spin-off.

Shares of Graham Holdings Class B common stock will continue to trade “regular way” on the New York Stock Exchange under the symbol “GHC” through the distribution date of July 1, 2015, and thereafter. Any holders of shares of Graham Holdings Class B common stock who sell Graham Class B shares regular way on or before July 1, 2015, will also be selling their right to receive shares of Cable ONE common stock. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Graham Holdings Class B common stock on or before the distribution date.

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Cable ONE common stock is expected to begin trading on a “when-issued” basis on the NYSE under the symbol “CABO WI” beginning on June 11, 2015. On July 1, 2015, when-issued trading of Cable ONE common stock will end and “regular-way” trading under the symbol “CABO” will begin. The CUSIP number for the Cable ONE common stock will be 12685J 105 when regular-way trading begins.

About Graham Holdings Company (www.ghco.com)
Graham Holdings Company (NYSE: GHC) is a diversified education and media company whose principal operations include educational services, television broadcasting, cable systems and online, print and local TV news. The Company owns Kaplan, a leading global provider of educational services; Graham Media Group (KPRC–Houston, WDIV–Detroit, WKMG–Orlando, KSAT–San Antonio, WJXT–Jacksonville); Cable ONE; The Slate Group (Slate, Slate V); and Foreign Policy. The Company also owns Trove, a digital team focused on innovation and experimentation with emerging technologies; SocialCode, a leading social marketing solutions company; Celtic Healthcare; Forney Corporation; Joyce/Dayton Corp.; and Residential Healthcare Group.

Caution Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the completion of the spin-off, timing of “when-issued” and “regular-way” trading and conditions to the distribution. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate Cable ONE from Graham Holdings and tax law changes. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. More detailed information about these factors may be found in filings by Graham Holdings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as Cable ONE’s Registration Statement on Form 10 filed with the Securities and Exchange Commission, including amendments thereto. Graham Holdings and Cable ONE are under no obligation to, and expressly disclaims any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Graham Holdings Company
Rima Calderon, Rima.Calderon@ghco.com, (301) 996-6350

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